UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2022

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on February 14, 2022, Martina Molsbergen resigned from her position as a member of the Board of Directors (the “Board”) of Bio-Path Holdings, Inc. (the “Company”) and all committees of the Board on which she served. On March 31, 2022, the Board appointed Aline Sherwood to the Board to fill the vacancy resulting from the resignation of Ms. Molsbergen. The Board also appointed Ms. Sherwood as a member of the Company’s audit committee (the “Audit Committee”), compensation committee, nominating/corporate governance committee and business development committee. The Board has determined that Ms. Sherwood is an independent director (as defined in Nasdaq Stock Market (“Nasdaq”) Listing Rule 5605(a)(2)).

Ms. Sherwood is the owner of Scienta Communications, LLC, an independent communications consultancy established in 2010 to provide strategic public relations and corporate communications counsel to pre-commercial, public and private companies. Previously, Ms. Sherwood worked at a series of global and boutique public and investor relations agencies where she provided support for companies developing therapeutics in a variety of indications. Earlier in her career, she managed corporate communications for The Liposome Company, which had developed and commercialized a liposomal formulation of amphotericin B. Before transitioning to industry, Ms. Sherwood worked in research laboratories at Princeton University and Thomas Jefferson University. She earned a Bachelor of Science in biochemistry and classical civilizations from Beloit College.

In connection with her appointment to the Board, the Company and Ms. Sherwood agreed to enter into an indemnification agreement in the same form in which the Company has entered into with each of its directors. In addition, Ms. Sherwood will participate in the Company’s non-employee director compensation programs, as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Director Compensation.”

There is no arrangement or understanding between Ms. Sherwood and any other person pursuant to which Ms. Sherwood was appointed as a director. There are no transactions involving Ms. Sherwood requiring disclosure under Item 404(a) of Regulation S-K.

On April 6, 2022, the Listing Qualifications Department of Nasdaq notified the Company that with Ms. Sherwood’s appointment to the Board and the Audit Committee, Nasdaq determined that the Company has regained compliance with Nasdaq Listing Rules 5605(b)(1) and 5605(c)(2)(A) regarding the composition of the Board and the Audit Committee, respectively.

Item 7.01 Regulation FD Disclosure.

On April 6, 2022, the Company issued a press release titled, “Bio-Path Holdings Appoints Aline Sherwood to Board of Directors.” A copy of such press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

99.1	Press Release dated April 6, 2022.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, INC.

Dated: April 6, 2022	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer